UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2025

CALUMET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42172	36-5098520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1060 N. Capital Avenue

Suite 6-401

Indianapolis, Indiana 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CLMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2025, Montana Renewables, LLC (“MRL”) as borrower, an unrestricted, non-guarantor subsidiary of Calumet, Inc. (the “Company”), and the U.S. Department of Energy (the “DOE”), as guarantor and loan servicer, executed a Loan Guarantee Agreement (“LGA”) for a loan that guarantees $1.44 billion of financing to fund the construction and expansion of the renewable fuels facility owned by MRL.

The LGA is a term loan facility, which provides for a series of two tranches, each subject to the achievement of certain milestone conditions. Tranche 1 provides for a single draw, the proceeds of which shall be used to repay MRL’s existing financing arrangements that financed the construction and operation of MRL’s existing renewable fuels facility. Tranche 2 provides for multiple draws, the proceeds of which shall be used to fund the construction of expansion of MRL’s existing renewable fuels facility.

The LGA is secured by substantially all of MRL’s assets, and a pledge from Montana Renewables Holdings LLC over its right, title and interests to 100% of the equity interests of MRL. The LGA contains events of default that are customary in nature for financings of this type, including, among other things, (a) the non-payment of principal or interest, (b) material violations of covenants, (c) material breaches of representations and warranties, (d) certain bankruptcy events and (e) certain change of control events. The LGA is also subject to amortization events that are customary in nature for financings of this type, including (a) failure to maintain financial ratios, (b) disposition of certain assets and (c) failure to meet certain project milestones. The occurrence of an amortization event or an event of default could result in accelerated amortization of the LGA, and the occurrence of an event of default could, in certain instances, result in the liquidation of the collateral securing the LGA.

The foregoing description of the LGA is qualified in its entirety by reference to the Loan Guarantee Agreement, a copy of which is attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On January 10, 2025, the Company issued a press release announcing the matter described under Item 1.01 of this report, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such timing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Loan Guarantee Agreement, dated January 10, 2025, by and among Montana Renewables, LLC and the U.S. Department of Energy.
99.1	Press Release dated January 10, 2025.
104	Cover Page Interactive Data File- the cover page XBRL tags are embedded within the Inline XBRL document.

* Schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Registration S-K. Additionally, pursuant to Item 601(b)(10)(iv) of Regulation S-K, portions of this exhibit have been omitted because the Company customarily and actually treats the omitted portions as private or confidential, and such portions are not material. The Company hereby agrees to furnish a copy of any omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET, INC.

Date: January 10, 2025	By:	/s/ David Lunin
Name: David Lunin
Title: Executive Vice President and Chief Financial Officer